CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 20, 2009, relating to the financial statements of Legg Mason Manager Select Large Cap Value Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Valuation of Fund Shares,” “Financial Statements” and “The Trust’s Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
November 25, 2009